UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 23, 2003
Date of Report (date of earliest event reported)

HYPERION SOLUTIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26934 (Commission File Number)	77-0277772 (IRS Employer Identification Number

1344 Crossman Avenue
Sunnyvale, California 94089
(Address of principal executive offices, including zip code)

(408) 744-9500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     On July 23, 2003, Hyperion Solutions Corporation (“Hyperion”) and Brio Software, Inc. (“Brio”), announced that they had entered into an Agreement and Plan of Merger and Reorganization, dated as of July 23, 2003 (the “Merger Agreement”), pursuant to which T-Bird Acquisition, Inc. (“Merger Sub”), a wholly-owned subsidiary of Hyperion, will merge with and into Brio, with Brio surviving as a wholly-owned subsidiary of Hyperion. Under the terms of the Merger Agreement, Hyperion will issue Brio shareholders 0.109 shares of Hyperion common stock and $0.363 in cash for each outstanding share of Brio common stock. The completion of the transaction is conditioned upon, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and approval from Brio’s stockholders.

     A press release announcing the transaction is filed herewith as exhibit 99.1 and is incorporated in this Item 5 by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

99.1	Press release dated July 23, 2003 by Hyperion Solutions Corporation and Brio Software, Inc.

99.2	Press release issued July 23, 2003 regarding earnings for the fourth fiscal quarter and year ended June 30, 2003.

Item 9. Regulation FD Disclosure.

     Attached and incorporated herein by reference as Exhibit 99.2 is a press release issued by Hyperion on July 23, 2003, regarding earnings for the fourth fiscal quarter and year ended June 30, 2003. This information is being furnished pursuant to Item 12, “Results of Operations and Financial Condition,” of Form 8-K and is being presented under Item 9 of Form 8-K in accordance with interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 23, 2003	HYPERION SOLUTIONS CORPORATION

	By:	/s/ David W. Odell

Name: David W. Odell
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 23, 2003 by Hyperion Solutions Corporation and Brio Software, Inc.

99.2	Press release issued July 23, 2003 regarding earnings for the fourth fiscal quarter and year ended June 30, 2003.